UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 6, 2010 (May 3, 2010)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania		15601-1689
(Address of principal executive of offices)		(Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2010, The Potomac Edison Company (“Potomac Edison”), a direct wholly owned subsidiary of Allegheny Energy, Inc. (“Allegheny”), closed on a new $150 million Credit Agreement (the “PE Credit Agreement”) with certain banks, financial institutions and other institutional lenders, as the initial lenders (the “PE Initial Lenders”), Commerzbank AG, New York and Grand Cayman Branches, BNP Paribas and The Bank of Nova Scotia, as the initial issuing banks (the “PE Initial Issuing Banks”) for the letters of credit issued or to be issued thereunder, and Commerzbank AG, as administrative agent (the “PE Administrative Agent”). With regard to the PE Credit Agreement, The Bank of Nova Scotia served as the Global Coordinator, BNP Paribas Securities Corp. is a Joint Lead Arranger, Joint Book Runner and Syndication Agent and Commerzbank AG, New York and Grand Cayman Branches is a Joint Lead Arranger and Joint Book Runner (each such party, together with the PE Initial Lenders, the PE Initial Issuing Banks and the PE Administrative Agent, collectively, the “PE Bank Parties”).

Also, on May 3, 2010, West Penn Power Company (“West Penn”), a direct wholly owned subsidiary of Allegheny, closed on a new $200 million Credit Agreement (the “WP Credit Agreement”) with certain banks, financial institutions and other institutional lenders, as the initial lenders (the “WP Initial Lenders”), PNC Bank, National Association and The Bank of Nova Scotia, as the initial issuing banks (the “WP Initial Issuing Banks”) for the letters of credit issued or to be issued thereunder, and PNC Bank, National Association, as administrative agent (the “WP Administrative Agent”). With regard to the WP Credit Agreement, The Bank of Nova Scotia served as the Global Coordinator and is Joint Lead Arranger, Joint Book Runner and Syndication Agent and PNC Capital Markets LLC is a Joint Lead Arranger and Joint Book Runner (each such party, together with the WP Initial Lenders, the WP Initial Issuing Banks and the WP Administrative Agent, collectively, the “WP Bank Parties”).

On May 4 2010, Allegheny closed on a new $250 million Credit Agreement (the “AE Credit Agreement”) with certain banks, financial institutions and other institutional lenders, as the initial lenders (the “AE Initial Lenders”), The Bank of Nova Scotia, Union Bank, N.A., Bank of America, N.A., and Credit Agricole Corporate and Investment Bank, as the initial issuing banks (the “AE Initial Issuing Banks”) for the letters of credit issued or to be issued thereunder, and Union Bank, N.A., as administrative agent (the “AE Administrative Agent” and together with the PE Administrative Agent and the WP Administrative Agent, the “Administrative Agents”). With regard to the AE Credit Agreement, The Bank of Nova Scotia served as the Global Coordinator and Co-Documentation Agent, BNP Paribas is a Co-Documentation Agent, Union Bank, N.A. is a Joint Lead Arranger and Joint Book Runner, Banc of America Securities LLC is a Joint Lead Arranger and Joint Book Runner, Bank of America, N.A. is a Co-Syndication Agent, and Credit Agricole Corporate and Investment Bank s a Joint Lead Arranger, Joint Book Runner and Co-Syndication Agent (each such party, together with the AE Initial Lenders, the AE Initial Issuing Banks and the AE Administrative Agent, collectively, the “AE Bank Parties” and together with the PE Bank Parties and the WP Bank Parties, the “Bank Parties”).

The AE Credit Agreement, PE Credit Agreement and WP Credit Agreement (each a “Credit Agreement” and together, the “Credit Agreements”) provide for $250 million, $150 million and $200 million senior unsecured, unguaranteed revolving credit facilities, respectively (individually, each a “Revolving Facility” and together, the “Revolving Facilities”). The full amount of each of the Revolving Facilities may be used, if availability exists, to issue letters of credit on behalf of the respective borrower. The proceeds of any advances and issuances of any letter of credit shall be available for general corporate purposes of such respective borrower.

Allegheny and West Penn are required to repay the aggregate principal amount of all outstanding advances under each of their respective Revolving Facilities on April 30, 2013. Potomac Edison is

required to repay the aggregate principal amount of all outstanding advances under the Revolving Facility on December 31, 2011; provided, that such date will be automatically extended to April 30, 2013, subject to Potomac Edison satisfying certain conditions in connection with securing any necessary authorization under Virginia law. Allegheny, Potomac Edison and West Penn may, subject to the restrictions specified in their respective Credit Agreement, borrow, prepay, and re-borrow amounts under the Revolving Facilities from time to time.

The net proceeds from the initial borrowing under Allegheny’s Revolving Facility were used to repay all amounts outstanding under Allegheny’s existing credit agreement, dated May 22, 2006, among Allegheny, the banks, financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent (as amended, the “Prior Credit Agreement”), as a result of which all obligations then due and payable under the Prior Credit Agreement were repaid in full and the commitments of the lenders thereunder were terminated.

Advances under the Credit Agreements currently bear interest, depending on the type of advance requested by the respective borrower thereunder, at a rate equal to either: (i) with respect to Base Rate advances, the highest of (A) the rate announced publicly by the respective Administrative Agent, from time to time, as its prime rate, (B) 0.5% above the Federal Funds Rate (as defined in the Credit Agreement), or (C) 1.0% above the one-month Eurodollar Rate (as defined in the Credit Agreements) (the “Base Rate”), plus an applicable margin, which is currently 2.00% in the case of Allegheny, and 1.75%, in the case of Potomac Edison and West Penn for Base Rate advances; or (ii) with respect to Eurodollar Rate advances, the Eurodollar Rate (as defined in the Credit Agreements) for the applicable interest period, plus an applicable margin, which is currently 3.00%, in the case of Allegheny, and 2.75%, in the case of Potomac Edison and West Penn, for Eurodollar Rate advances. The applicable margins for both Base Rate and Eurodollar Rate advances will be reduced in the event of certain improvements in each respective borrower’s Public Debt Rating (as defined in the Credit Agreements) and will be increased in the event of certain reductions in each respective borrower’s Public Debt Rating. With respect to Eurodollar Rate advances, the Eurodollar Rate is determined by dividing LIBOR (as defined in the Credit Agreements) for a particular interest period by a percentage equal to 1.00 minus the Eurodollar Rate Reserve Percentage (as defined in the Credit Agreements). Each respective borrower’s ability to request and maintain Eurodollar Rate advances is subject to certain limitations set forth in the Credit Agreement.

The Credit Agreements each contain affirmative, negative and financial covenants including, among other things, limits on the incurrence of liens and restrictions on mergers, sales of assets and investments, as well as a maximum limit on the ratio of Consolidated Debt (as defined in the Credit Agreements) to Total Capitalization (as defined in the Credit Agreements). The events of default under each Credit Agreement include, among other things, failure to make payments under the Credit Agreements or the other Financing Documents (as defined in the Credit Agreements) after such payments become due and payable, failure by the borrowers to make payment when due under any other debt of such borrower having an aggregate principal amount of more than $40 million, in the case of Potomac Edison and West Penn, and $50 million, in the case of Allegheny, failure to perform or observe covenants under the Credit Agreements or the other Financing Documents (subject to customary grace periods with respect to certain covenants), insolvency and bankruptcy events, change of control events (excluding the pending merger of Allegheny and FirstEnergy Corp.), and material judgments. Each Credit Agreement provides that, upon the occurrence of an event of default, payment of all outstanding amounts under such Credit Agreement and the other Financing Documents may be accelerated, and the lenders’ commitments to make advances and the issuing banks’ obligation to issue, extend or increase the amount of any letter of credit may be terminated, in each case by the Required Lenders (as defined in the Credit Agreements). In addition, upon the occurrence of insolvency or bankruptcy related events of default, all outstanding amounts under such Credit Agreement and the other Financing Documents automatically become due and payable, and the lenders’ commitments to make advances and the issuing banks’ obligation to issue, extend or increase the amount of any letter of credit automatically terminate.

Some of the Bank Parties have or may have had various relationships with Allegheny, Potomac Edison and West Penn and their affiliates involving the provision of a variety of financial services.

The foregoing is a summary of the material terms and conditions of the Credit Agreements, and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreements attached to this Current Report on Form 8-K as Exhibits 10.1, 10,2 and 10.3 which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The disclosure under Item 1.01 of this Current Report on From 8-K regarding the termination of Allegheny’s existing credit agreement is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 30, 2010, among Allegheny Energy, Inc., as Borrower, certain banks, financial institutions and other institutional lenders as the Initial Lenders, The Bank of Nova Scotia, Union Bank, N.A., Bank of America, N.A., and Credit Agricole Corporate and Investment Bank as the Initial Issuing Banks for the letters of credit issued or to be issued, and Union Bank, N.A., as Administrative Agent.

10.2	Credit Agreement, dated as of April 30, 2010, among The Potomac Edison Company, as Borrower, certain banks, financial institutions and other institutional lenders as the Initial Lenders, Commerzbank AG, New York and Grand Cayman Branches, BNP Paribas and The Bank of Nova Scotia as the Initial Issuing Banks for the letters of credit issued or to be issued, and Commerzbank AG, New York and Grand Cayman Branches, as Administrative Agent.

10.3	Credit Agreement, dated as of April 30, 2010, among West Penn Power Company, as Borrower, certain banks, financial institutions and other institutional lenders as the Initial Lenders, PNC Bank, National Association and The Bank of Nova Scotia as the Initial Issuing Banks for the letters of credit issued or to be issued, and PNC Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: May 6, 2010	By:	/S/ DAVID M. FEINBERG
	Name:	David M. Feinberg
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 30, 2010, among Allegheny Energy, Inc., as Borrower, certain banks, financial institutions and other institutional lenders as the Initial Lenders, The Bank of Nova Scotia, Union Bank, N.A., Bank of America, N.A., and Credit Agricole Corporate and Investment Bank as the Initial Issuing Banks for the letters of credit issued or to be issued, and Union Bank, N.A., as Administrative Agent.

10.2	Credit Agreement, dated as of April 30, 2010, among The Potomac Edison Company, as Borrower, certain banks, financial institutions and other institutional lenders as the Initial Lenders, Commerzbank AG, New York and Grand Cayman Branches, BNP Paribas and The Bank of Nova Scotia as the Initial Issuing Banks for the letters of credit issued or to be issued, and Commerzbank AG, New York and Grand Cayman Branches, as Administrative Agent.

10.3	Credit Agreement, dated as of April 30, 2010, among West Penn Power Company, as Borrower, certain banks, financial institutions and other institutional lenders as the Initial Lenders, PNC Bank, National Association and The Bank of Nova Scotia as the Initial Issuing Banks for the letters of credit issued or to be issued, and PNC Bank, National Association, as Administrative Agent.